UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 7, 2014
(Date of earliest event reported: December 31, 2013)

Revlon Consumer Products Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	33-59650	13-3662953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
237 Park Avenue New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

(212) 527-4000
(Registrant’s telephone number, including area code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As previously referred to in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 2, 2013, effective on December 31, 2013, after a 25-year career during which he served in various capacities, including as Chief Legal Officer, Chief Administrative Officer and Chief Compliance Officer, Mr. Robert Kretzman retired as Executive Vice President of Revlon, Inc. (“Revlon”) and its wholly owned operating subsidiary, Revlon Consumer Products Corporation ("RCPC" and together with Revlon, the "Company"). Mr. Kretzman was elected to Revlon’s Board of Directors effective October 1, 2013 (as previously disclosed) and Mr. Kretzman will continue to serve as a member of Revlon’s Board.  Mr. Kretzman’s retirement, which he postponed from the originally planned September 30, 2013 retirement date to serve as special advisor to the Company’s President and Chief Executive Officer and to assist the Company with transition matters, was not the result of any disagreement or any issue or concern with the Company’s accounting, financial reporting or internal control over financial reporting.

As part of Mr. Kretzman’s retirement, Mr. Kretzman will continue to remain eligible to receive payment of his 2013 annual bonus, which is 75% of his base salary, payable in or about March 2014. Mr. Kretzman remains eligible to receive certain other compensation and retirement benefits as specified in his amended and restated employment agreement, dated as of February 14, 2011 (a copy of which was filed with the SEC as Exhibit 10.5 to Revlon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which was filed with the SEC on February 17, 2011).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVLON CONSUMER PRODUCTS CORPORATION

	By:	/s/ Lucinda K. Treat
Lucinda K. Treat
Executive Vice President and General Counsel
January 7, 2014